DEVX ENERGY, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Ernst & Young LLP, Independent Auditors.......................... F-2

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 2000 and 1999............... F-3
Consolidated Statements of Operations for the
     Years ended December 31, 2000, 1999 and 1998.......................... F-4
Consolidated Statements of Stockholders' Equity (Net Capital
     Deficiency) for the Years ended December 31, 2000, 1999 and 1998...... F-5
Consolidated Statements of Cash Flows for the
     Years ended December 31, 2000, 1999 and 1998.......................... F-7
Notes to Consolidated Financial Statements................................. F-8

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
DevX Energy, Inc.

We have audited the accompanying consolidated balance sheets of DevX Energy, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DevX Energy, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the consolidated financial statements, effective July 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."



Dallas, Texas
March 1, 2001

                       DEVX ENERGY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                           DECEMBER 31
                                                                                   ------------------------------
                                                                                       2000             1999
                                                                                   -------------    -------------
ASSETS
Current assets:
   Cash                                                                            $  10,985,000    $   3,376,000
   Accounts receivable                                                                10,557,000        4,727,000
   Other                                                                                 183,000          459,000
                                                                                   -------------    -------------
Total current assets                                                                  21,725,000        8,562,000
                                                                                   -------------    -------------
Property and equipment, at cost:
   Oil and gas properties, based on full cost accounting method                      191,204,000      181,549,000
   Other equipment                                                                       446,000          402,000
                                                                                   -------------    -------------
                                                                                     191,650,000      181,951,000
   Less accumulated depreciation and amortization                                    (94,559,000)     (85,969,000)
                                                                                   -------------    -------------
Net property and equipment                                                            97,091,000       95,982,000

Other assets                                                                           2,953,000        8,074,000
Deferred tax asset                                                                     1,221,000               --
                                                                                   -------------    -------------
                                                                                   $ 122,990,000    $ 112,618,000
                                                                                   =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

   Accounts payable                                                                $   1,004,000    $   2,328,000
   Accrued liabilities                                                                 6,503,000        8,721,000
   Current portion of long-term obligations                                                   --          877,000
   Derivatives                                                                         1,507,000               --
                                                                                   -------------    -------------
Total current liabilities                                                              9,014,000       11,926,000

Long-term obligations, net of current portion                                         50,000,000      134,106,000

Derivatives                                                                           12,246,000               --

Commitments and contingencies

Stockholders' equity (net capital deficiency):
   Preferred stock, $0.01 par value:
     Authorized shares - 50,000,000 at December 31, 2000 and 1999
     Issued and outstanding shares - 0 and 9,604,248 at December 31,
       2000 and 1999, respectively                                                            --           96,000
     Aggregate liquidation preference - $0 and $9,678,000 at December 31,
       2000 and 1999, respectively
   Common stock, $0.234 par value:
     Authorized shares - 100,000,000 at December 31, 2000 and 1999
     Issued and outstanding shares - 12,748,612 and 236,960 at
       December 31, 2000 and 1999, respectively                                        2,983,000           70,000
   Additional paid-in capital                                                         60,159,000       64,945,000
   Retained earnings (deficit) ($68,130,000 of accumulated deficit
     eliminated in the quasi-reorganization of October 31, 2000)                         834,000      (91,274,000)
   Accumulated other comprehensive loss                                              (12,246,000)
   Treasury stock, at cost                                                                    --       (7,251,000)
                                                                                   -------------    -------------
Total stockholders' equity (net capital deficiency)                                   51,730,000      (33,414,000)
                                                                                   -------------    -------------
Total liabilities and stockholders' equity                                         $ 122,990,000    $ 112,618,000
                                                                                   =============    =============

See accompanying notes.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          YEAR ENDED DECEMBER 31
                                                              --------------------------------------------
                                                                  2000            1999            1998
                                                              ------------    ------------    ------------
Revenues:
   Oil and gas sales                                          $  4,484,000    $  3,625,000    $  5,852,000
   Net profits and royalty interests                            31,507,000      21,955,000      15,947,000
   Interest and other                                               90,000         345,000         156,000
                                                              ------------    ------------    ------------
Total revenues                                                  36,081,000      25,925,000      21,955,000
                                                              ------------    ------------    ------------
Expenses:
   Production expenses                                           1,727,000       1,622,000       4,326,000
   Depreciation and amortization                                 8,637,000       9,418,000      10,866,000
   Hedge contract termination costs                                     --       3,328,000              --
   Write-down of oil and gas properties                                 --              --      63,199,000
   General and administrative                                    4,497,000       3,629,000       2,420,000
                                                              ------------    ------------    ------------
Total expenses                                                  14,861,000      17,997,000      80,811,000
                                                              ------------    ------------    ------------
Operating income (loss)                                         21,220,000       7,928,000     (58,856,000)
Other expenses:
    Interest and financing costs                                17,264,000      18,587,000      12,235,000
    Change in fair value of derivatives                          1,945,000              --              --
                                                              ------------    ------------    ------------
Income (loss) before income taxes, extraordinary items,
    and cumulative effect of accounting change                   2,011,000     (10,659,000)    (71,091,000)
Income tax benefit                                                 642,000              --              --
                                                              ------------    ------------    ------------
Income (loss) before extraordinary items and cumulative
   effect of accounting change                                   2,653,000     (10,659,000)    (71,091,000)
Extraordinary gain (loss), net of tax                           21,144,000      (1,130,000)     (3,549,000)
                                                              ------------    ------------    ------------
Income (loss) before cumulative effect of accounting change
                                                                23,797,000     (11,789,000)    (74,640,000)
Cumulative effect of accounting change, net of tax                 413,000              --              --
                                                              ------------    ------------    ------------

Net income (loss)                                             $ 24,210,000    $(11,789,000)   $(74,640,000)
                                                              ============    ============    ============

Basic income (loss) per share amounts:
   Income (loss) before cumulative effect of accounting
        change and extraordinary items                        $       1.12    $     (49.52)   $    (414.90)
   Extraordinary gain (loss)                                          8.94           (5.24)         (20.71)
                                                              ------------    ------------    ------------
   Income (loss) before cumulative effect of accounting
        change                                                       10.06          (54.76)        (435.61)
   Cumulative effect of accounting change                             0.18              --              --
                                                              ------------    ------------    ------------
   Net income (loss)                                          $      10.24    $     (54.76)   $    (435.61)
                                                              ============    ============    ============

Diluted income (loss) per shares amounts:
   Income (loss) before cumulative effect of accounting
        change and extraordinary items                        $       0.87    $     (49.52)   $    (414.90)
   Extraordinary gain (loss)                                          6.95           (5.24)         (20.71)
                                                              ------------    ------------    ------------
   Income (loss) before cumulative effect of accounting
        change                                                        7.82          (54.76)        (435.61)
   Cumulative effect of accounting change                             0.14              --              --
                                                              ------------    ------------    ------------
   Net income (loss)                                          $       7.96    $     (54.76)   $    (435.61)
                                                              ============    ============    ============

Weighted average shares outstanding:

   Basic                                                         2,364,817         215,268         171,344
   Diluted                                                       3,041,386         215,268         171,344

See accompanying notes.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (NET CAPITAL DEFICIENCY)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                    PREFERRED STOCK                   COMMON STOCK           ADDITIONAL
                               ----------------------------    ---------------------------    PAID-IN
                                  SHARES          AMOUNT         SHARES          AMOUNT       CAPITAL         TREASURY
                               ------------    ------------    ------------   ------------   ------------    ------------

Balance at December 31, 1997      9,610,400    $     96,000        144,395   $     48,000   $ 29,020,000    $ (5,000,000)
   Issuance of common
     stock for oil and
     gas properties                      --              --          2,219          1,000      1,751,000              --
   Issuance of common
     stock for cash                      --              --         34,013          8,000     26,972,000              --
   Issuance of common
     stock upon exercise
     of warrants                         --              --         15,860          4,000      6,996,000              --
   Issuance of common
     stock pursuant to
     repricing rights                    --              --          4,984          1,000         (1,000)             --
   Issuance of common
     stock on conversion
     of convertible
     preferred stock                 (2,290)             --          2,534             --             --              --
   Issuance of common
     stock as stock
     dividend                            --              --            111             --         98,000              --
   Repurchase of
     convertible
     preferred stock                 (2,152)             --             --             --             --      (2,251,000)
   Net loss                              --              --             --             --             --              --
                               ------------    ------------   ------------   ------------   ------------    ------------
Balance at December 31, 1998      9,605,958          96,000        204,116         62,000     64,836,000      (7,251,000)
Issuance of common
   stock pursuant to
   repricing rights                      --              --         19,245          5,000         (5,000)             --
Issuance of common
   stock on
   conversion of
   convertible preferred
   stock                             (1,710)             --         12,642          3,000         (3,000)             --
Issuance of common
   stock as stock
   dividend                              --              --            957             --        117,000              --
Net loss                                 --              --             --             --             --              --
                               ------------    ------------   ------------   ------------   ------------    ------------
Balance at December 31, 1999      9,604,248    $     96,000        236,960   $     70,000   $ 64,945,000    $ (7,251,000)

                                ACCUMULATED
                                   OTHER         RETAINED         TOTAL
                               COMPREHENSIVE     EARNINGS      STOCKHOLDERS'
                                   LOSS          (DEFICIT)        EQUITY
                                ------------    ------------    ------------
Balance at December 31, 1997    $         --   $ (4,630,000)   $ 19,534,000
                                ------------   ------------    ------------
   Issuance of common
     stock for oil and
     gas properties                       --             --       1,752,000
   Issuance of common
     stock for cash                       --             --      26,980,000
   Issuance of common
     stock upon exercise
     of warrants                          --             --       7,000,000
   Issuance of common
     stock pursuant to
     repricing rights                     --             --              --
   Issuance of common
     stock on conversion
     of convertible
     preferred stock                      --             --              --
   Issuance of common
     stock as stock
     dividend                             --        (98,000)             --
   Repurchase of
     convertible
     preferred stock                      --             --      (2,251,000)
   Net loss                               --     (74,640,000)   (74,640,000)
                                ------------   ------------    ------------
Balance at December 31, 1998              --    (79,368,000)    (21,625,000)
Issuance of common
   stock pursuant to
   repricing rights                       --             --              --
Issuance of common
   stock on
   conversion of
   convertible preferred
   stock                                  --             --              --
Issuance of common
   stock as stock
   dividend                               --       (117,000)             --
Net loss                                  --    (11,789,000)    (11,789,000)
                                ------------   ------------    ------------
Balance at December 31, 1999    $         --   $(91,274,000)   $(33,414,000)

                       DEVX ENERGY, INC. AND SUBSIDIARIES

                            (NET CAPITAL DEFICIENCY)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                               PREFERRED STOCK                   COMMON STOCK             ADDITIONAL
                          ----------------------------    ---------------------------      PAID-IN
                             SHARES           AMOUNT        SHARES        AMOUNT           CAPITAL         TREASURY
                          ------------    ------------    ------------   ------------    ------------    ------------
Issuance of common
   stock for cash                   --    $         --      11,498,878   $  2,691,000    $ 70,421,000    $         --
Issuance of common
   stock pursuant to
   repricing rights                 --              --         628,962        147,000        (147,000)             --
Issuance of common
   stock on conversion
   of convertible
   preferred stock          (9,604,248)        (96,000)        378,519         89,000           7,000              --
Issuance of common
   stock as stock
   dividend                         --              --           5,293          1,000         231,000              --
Retire treasury stock               --              --              --        (15,000)     (7,236,000)      7,251,000
Reclassification of
   accumulated deficit
   pursuant to
   quasi-reorganization             --              --              --             --     (68,130,000)             --
Other                               --              --              --             --          68,000              --
Net income                          --              --              --             --              --              --
Cumulative effect
   of accounting change             --              --              --             --              --              --
Unrealized losses on
   derivatives                      --              --              --             --              --              --
Comprehensive
   income                           --              --              --             --              --              --
                          ------------    ------------    ------------   ------------    ------------    ------------
Balance at
   December 31, 2000                --    $         --    $ 12,748,612   $  2,983,000   $ 60,159,000    $         --
                          ============    ============    ============   ============    ============    ============
                           ACCUMULATED
                              OTHER         RETAINED         TOTAL
                          COMPREHENSIVE     EARNINGS      STOCKHOLDERS'
                              LOSS          (DEFICIT)        EQUITY
                           ------------    ------------    ------------
Issuance of common
   stock for cash          $         --    $         --    $ 73,112,000
Issuance of common
   stock pursuant to
   repricing rights                  --              --              --
Issuance of common
   stock on conversion
   of convertible
   preferred stock                   --              --              --
Issuance of common
   stock as stock
   dividend                          --        (232,000)             --
Retire treasury stock                --              --              --
Reclassification of
   accumulated deficit
   pursuant to
   quasi-reorganization              --      68,130,000              --
Other                                --              --          68,000
Net income                   24,210,000      24,210,000
Cumulative effect
   of accounting change      (5,515,000)             --      (5,515,000)
Unrealized losses on
   derivatives               (6,731,000)             --      (6,731,000)
Comprehensive
   income                            --              --     (11,964,000)
                           ------------    ------------    ------------
Balance at
   December 31, 2000       $(12,246,000)   $    834,000    $ 51,730,000
                           ============    ============    ============


See accompanying notes.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 YEAR ENDED DECEMBER 31
                                                                    -----------------------------------------------
                                                                        2000             1999             1998
                                                                    -------------    -------------    -------------
OPERATING ACTIVITIES
Income (loss) before extraordinary items and cumulative effect of
   change in accounting                                             $   2,653,000    $ (10,659,000)   $ (71,091,000)
Adjustments to reconcile income (loss) to net cash provided by operating activities:
     Deferred tax benefit                                              (1,424,000)              --               --
     Depreciation and amortization                                      8,637,000        9,313,000       10,850,000
     Amortization of deferred costs                                     1,605,000        1,242,000          738,000
     Write-down of oil and gas properties                                      --               --       63,199,000
     Change in market value of derivatives                              1,945,000               --               --
     Unrealized foreign currency translation gains                        (43,000)        (131,000)              --
     Changes in operating assets and liabilities:
       Accounts receivable                                             (5,830,000)         246,000       (3,660,000)
       Other assets                                                       276,000            4,000         (379,000)
       Accounts payable and accrued liabilities                        (1,305,000)         678,000        8,720,000
                                                                    -------------    -------------    -------------
Net cash provided by operating activities                               6,514,000          693,000        8,377,000

INVESTING ACTIVITIES
Additions to oil and gas properties                                   (13,043,000)      (7,494,000)    (153,961,000)
Proceeds from sales of oil and gas properties                           3,386,000       10,236,000               --
Other                                                                      84,000         (706,000)      (9,623,000)
                                                                    -------------    -------------    -------------
Net cash provided by (used in) investing activities                    (9,573,000)       2,036,000     (163,584,000)

FINANCING ACTIVITIES
Proceeds from revolving credit facilities                              14,000,000       20,032,000       92,800,000
Debt issuance costs                                                            --       (1,130,000)              --
Termination of LIBOR swap agreement                                            --               --       (3,549,000)
Payment on revolving credit facilities                                (23,106,000)     (21,227,000)     (87,671,000)
Proceeds from issuance of 12.5% senior notes                                   --               --      125,000,000
Redemption of 12.5% senior notes                                      (52,504,000)              --               --
Redemption of DEM bonds                                                  (791,000)              --       (1,206,000)
Payments on notes payable                                                      --               --       (1,901,000)
Proceeds from the issuance of common stock                             73,112,000               --       33,980,000
Repurchase of common and preferred stock                                       --               --       (2,251,000)
Payments on capital lease obligation                                      (43,000)         (67,000)         (71,000)
                                                                    -------------    -------------    -------------
Net cash provided by (used in) financing activities                    10,668,000       (2,392,000)     155,131,000

Net increase (decrease) in cash                                         7,609,000          337,000          (76,000)
Cash at beginning of year                                               3,376,000        3,039,000        3,115,000
                                                                    -------------    -------------    -------------
Cash at end of year                                                 $  10,985,000    $   3,376,000    $   3,039,000
                                                                    =============    =============    =============


See accompanying notes.

                        DEVX ENERGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2000, 1999 AND 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

DevX Energy, Inc. (DEVX or the Company, formerly Queen Sand Resources, Inc.) was formed on August 9, 1994, under the laws of the State of Delaware. The Company is engaged in one industry segment: the acquisition, exploration, development, production and sale of crude oil and natural gas. The Company's business activities are carried out primarily in Kentucky, Oklahoma and Texas. Effective December 31, 2000, the Company changed its fiscal year end to December 31. The accompanying financial statements have been prepared on a calendar year for each period presented.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

PROPERTY AND EQUIPMENT

The Company follows the full cost method of accounting for its oil and gas activities under which all costs, including general and administrative expenses directly associated with property acquisition, exploration and development activities, are capitalized. Capitalized general and administrative expenses directly associated with acquisitions, exploration and development of oil and gas properties were approximately $691,000, $813,000 and $1,287,000 for the years ended December 31, 2000, 1999 and 1998, respectively. Capitalized costs are amortized by the unit-of-production method using estimates of proved oil and gas reserves prepared by independent engineers. The costs of unproved properties are excluded from amortization until the properties are evaluated. Sales of oil and gas properties are accounted for as adjustments to the capitalized cost center unless such sales significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to the cost center, in which case a gain or loss is recognized.

The Company limits the capitalized costs of oil and gas properties, net of accumulated amortization, to the estimated future net revenues from proved oil and gas reserves less estimated future development and production expenditures discounted at 10%, plus the lower of cost or estimated fair value of unproved properties, as adjusted for related estimated future tax effects. If capitalized costs exceed this limit (the full cost ceiling), the excess is charged to depreciation and amortization expense. During the year ended December 31, 1998, the Company recorded full cost ceiling write-downs of $63,199,000.

Amortization of the capitalized costs of oil and gas properties and limits to capitalized costs are based on estimates of oil and gas reserves which are inherently imprecise and are subject to change based on factors such as crude oil and natural gas prices, drilling results, and the results of production activities, among others. Accordingly, it is reasonably possible that such estimates could differ materially in the near term from amounts currently estimated.

Depreciation of other property and equipment is provided principally by the straight-line method over the estimated service lives of the related assets. Equipment under capital lease is recorded at the lower of fair value or the present value of future minimum lease payments and is depreciated over the lease term.

Costs incurred to operate, repair and maintain wells and equipment are charged to expense as incurred.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Certain of the Company's oil and gas activities are conducted jointly with others and, accordingly, the financial statements reflect only the Company's proportionate interest in such activities.

The Company does not expect future costs for site restoration, dismantlement and abandonment, postclosure, and other exit costs which may occur in the sale, disposal or abandonment of a property to be material.

REVENUE RECOGNITION

The Company uses the sales method of accounting for oil and gas revenues. Under the sales method, revenues are recognized based on actual volumes of oil and gas sold to purchasers.

ENVIRONMENTAL MATTERS

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is adjusted by a valuation allowance, if necessary, to recognize the extent to which, based on available evidence, the future tax benefits more likely than not will be realized.

STATEMENT OF CASH FLOWS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

During 1998, the Company issued an aggregate of 2,219 shares of Common Stock valued at $1,752,000 in connection with the acquisition of certain interests in oil and gas properties.

INCOME (LOSS) PER COMMON SHARE

Basic income or loss per share is calculated based on the weighted average number of common shares outstanding during the period. If applicable, diluted earnings per share is calculated based on the weighted average number of common shares outstanding during the period plus any dilutive common equivalent shares outstanding. As the Company incurred net losses during each of the years ended December 31, 1999 and 1998, the loss per common

                       DEVX ENERGY, INC. AND SUBSIDIARIES

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

share data is based on the weighted average common shares outstanding and excludes the effects of the Company's potentially dilutive securities (Note 6).

The following table reconciles basic and diluted weighted average shares outstanding:

                                    2000        1999         1998
                                  ---------   ---------   ---------
Basic weighted average shares     2,364,817     215,268     171,344
Dilutive effect of:
  Common stock repricing rights     673,627          --          --
  Employee stock options              2,942          --          --
                                  ---------   ---------   ---------
Diluted weighted average shares   3,041,386     215,268     171,344
                                  =========   =========   =========

Losses per common share for periods prior to the completion of the Company's recapitalization transaction (Note 2) have been restated for the effects of a 156-to-1 reverse stock split.

STOCK COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), in accounting for its employee stock options. Under APB 25, if the exercise price of an employee's stock options equals or exceeds the market price of the underlying stock on the date of grant and certain other plan conditions are met, no compensation expense is recognized.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (FIN
44), an interpretation of APB 25. FIN 44, which was adopted prospectively by the Company as of July 1, 2000, requires certain changes to the previous practice regarding the accounting for certain stock compensation arrangements. FIN 44 does not change APB 25's intrinsic value method, under which compensation expense is generally not recognized for grants of stock options to employees with an exercise price equal to the market price of the stock at the date of grant, but it has narrowed its application. The adoption of FIN 44 did not have a significant effect on the Company's existing accounting for its employee stock options.

CONCENTRATIONS OF RISK

The Company sells crude oil and natural gas to various customers. In addition, the Company participates with other parties in the operation of crude oil and natural gas wells. Substantially all of the Company's accounts receivable are due from either purchasers of crude oil and natural gas or participants in crude oil and natural gas wells for which the Company serves as the operator. Generally, operators of crude oil and natural gas properties have the right to offset future revenues against unpaid charges related to operated wells. The Company's receivables are generally unsecured.

For the year ended December 31, 2000, four oil and gas companies accounted for 31%, 18%, 14% and 13%, respectively, of the Company's oil and gas sales. For the year ended December 31, 1999, four oil and gas companies accounted for 29%, 14%, 12% and 9%, respectively, of the Company's oil and gas sales. For the year ended December 31, 1998, three oil and gas companies accounted for 29%, 12% and 11%, respectively, of the Company's

                       DEVX ENERGY, INC. AND SUBSIDIARIES

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

oil and gas sales. The Company does not believe that the loss of any of these buyers would have a material effect on the Company's business or results of operations as it believes it could readily locate other buyers.

The Company's revenues and profitability are highly dependent upon the prevailing prices for oil and natural gas. As the Company produces more natural gas than oil, it faces more risk related to fluctuations in natural gas prices than oil prices. To reduce the exposure to changes in the price of oil and natural gas, the Company has entered into certain derivative contracts (Note 5).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

COMPREHENSIVE INCOME

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the year ended December 31, 2000, the Company's comprehensive income differed from net income by approximately $12,246,000, due to the recognition in comprehensive income of unrealized losses related to certain of the Company's derivative instruments which have been designated as hedges. For the years ended December 31, 1999 and 1998, there were no differences between the Company's net losses and total comprehensive income.

DERIVATIVES

The Company utilizes certain derivative financial instruments, primarily swaps, floors and collars, to hedge future oil and gas prices. Effective July 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), which requires the Company to recognize all derivatives on the balance sheet at fair value. Prior to adoption of SFAS No. 133, gains and losses arising from the use of derivative instruments were deferred until realized. The Company estimates fair value based on quotes obtained from the counterparties to the derivative contracts. The Company recognizes the fair value of derivative contracts that expire in less than one year as current assets or liabilities. Those that expire in more than one year are recognized as long-term assets or liabilities. Derivatives that are not accounted for as hedges are adjusted to fair value through other income. If the derivative is a hedge, depending on the nature of the hedge, changes in fair value are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings.

Upon adoption of SFAS No. 133, the Company had four open derivative contracts. One contract, a natural gas swap, has been designated as a cash flow hedge. For derivatives classified as cash flow hedges, changes in fair value are recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of any change in the fair value of a derivative designated as a hedge is immediately recognized in earnings. Hedge effectiveness is measured quarterly based on the relative fair value between the derivative contract and the hedged

                       DEVX ENERGY, INC. AND SUBSIDIARIES

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

item over time. At adoption, the Company recognized a derivative liability and a reduction in other comprehensive income of approximately $5,515,000 as a cumulative effect of accounting change for this cash flow hedge. During the six months ended December 31, 2000, the Company recognized an increase in the derivative liability and an associated other comprehensive loss totaling approximately $6,731,000. No amounts were recognized in earnings for hedging ineffectiveness during 2000.

Additionally upon adoption, the Company recognized a net derivative asset of approximately $651,000 for the remaining three open derivative contracts, and a related gain of approximately $413,000 as a cumulative effect of accounting change in earnings. During the six months ended December 31, 2000, the Company recognized a loss of approximately $1,945,000 related to the net change in the fair value of derivative contracts which have not been designated as hedges.

Gains and losses from settlements of hedges of oil and gas prices are reported as oil and gas sales. Gains and losses from settlements of interest rate hedges are reported in interest expense.

2. QUASI-REORGANIZATION

On October 31, 2000, the Company completed a public offering of 10,000,000 shares of its common stock at a price per share to the public of $7.00. An additional 1,500,000 shares were sold during November 2000 upon the underwriter's exercise of its over-allotment option. The aggregate net proceeds to the Company (after deducting underwriter discount and expenses, and costs to repurchase fractional shares aggregating 1,122 shares of common stock) were approximately $73,112,000. Simultaneously with the closing of the October 31, 2000 offering, the Company completed a recapitalization transaction which included: (a) a reverse stock split of every 156 outstanding shares of common stock into one share; (b) the exchange of all preferred stock, all warrants exercisable for shares of common stock and all unexercised common stock repricing rights (Note 6) for 732,500 shares of post reverse-split common stock;
(c) the repurchase of $75 million face value of 12.5% senior notes (Note 4) for $52,504,000; and (d) the Company used proceeds from the offering to pay down the balance on its revolving credit facility by $14 million ($11 million at closing and $3 million from the exercise of the over-allotment option) (the Recapitalization).

The Company's board of directors decided to effect a quasi-reorganization given the infusion of new equity capital, the reduction in debt, changes in management and changes in the Company's operations. Accordingly, the Company's accumulated deficit as of the date of the Recapitalization, $68,130,000, was eliminated against additional paid-in capital. The historical carrying values of the Company's assets and liabilities were not adjusted in connection with the quasi-reorganization.

Information presented for shares of common stock for all periods prior to the Recapitalization has been restated to retroactively reflect the effects of the reverse stock split.

3. NET PROFITS AND ROYALTY INTERESTS

During 1998, the Company acquired certain nonoperated net profits interests and royalty interests (collectively, the Morgan Properties) from pension funds managed by J.P. Morgan Investments. The Company's interest in the Morgan Properties primarily takes the form of nonoperated net profits overriding royalty interests, whereby the Company is entitled to a percentage of the net profits from the operations of the properties. The oil and gas properties burdened by the Morgan Properties are primarily located in East Texas, South Texas and the mid-continent region of the United States.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

3. NET PROFITS AND ROYALTY INTERESTS (CONTINUED)

Presented below are the oil and gas sales and associated production expenses associated with the Company's net profits and royalty interests, which are presented in the accompanying consolidated statements of operations for the years ended December 31, 2000, 1999 and 1998, respectively, as net profits and royalty interests revenues.

                                               YEAR ENDED DECEMBER 31
                                    ---------------------------------------
                                       2000          1999          1998
                                    -----------   -----------   -----------
Oil and gas sales                   $37,721,000   $26,741,000   $21,913,000
Production expenses                   6,214,000     4,786,000     5,966,000
                                    -----------   -----------   -----------
Net profits and royalty interests   $31,507,000   $21,955,000   $15,947,000
                                    ===========   ===========   ===========

4. CURRENT AND LONG-TERM DEBT

A summary of current and long-term debt follows:

                                                            DECEMBER 31
                                                     ---------------------------
                                                         2000           1999
                                                     ------------   ------------
12.5% senior notes, due July 2008                    $ 50,000,000   $125,000,000
12% unsecured DEM bonds, due July 2000                         --        834,000
Revolving credit agreement                                     --      9,106,000
Capital lease obligations                                      --         43,000
                                                     ------------   ------------
                                                       50,000,000    134,983,000
Less current portion of debt and capitalized lease
   obligation                                                  --        877,000
                                                     ------------   ------------
Total long-term obligations                          $ 50,000,000   $134,106,000
                                                     ============   ============


During October 1999, the Company entered into an amended and restated revolving credit agreement (the Credit Agreement) with new lenders. In connection with entering into the Credit Agreement, the Company retired borrowings under its previous credit agreement, terminating the arrangement. As a result, the Company recorded an extraordinary loss of $1,130,000 relating to the write-off of the unamortized deferred costs of the previous agreement. The Credit Agreement allows the Company to borrow up to $43.5 million (subject to borrowing base limitations). Borrowings under the Credit Agreement are secured by a first lien on the Company's oil and natural gas properties. Borrowings under the Credit Agreement bear interest at prime plus 2% on borrowings under $25 million and prime plus 4.5%, if borrowings exceed $25 million. There were no outstanding borrowings under the Credit Agreement at December 31, 2000. The interest rate at December 31, 2000, was 11.5%. The loan under the Credit Agreement expires on October 22, 2001. The Company is subject to certain affirmative and negative financial and operating covenants under the Credit Agreement, including maintaining a minimum interest coverage ratio, a minimum working capital ratio and certain limitations on capital spending. At December 31, 2000, the Company exceeded the capital spending limitation, for which the lender issued a waiver.

Letters of credit up to a maximum of $12 million may be issued on behalf of the Company under the Credit Agreement, which bear interest at 3%. Any outstanding letters of credit reduce the Company's ability to borrow

                       DEVX ENERGY, INC. AND SUBSIDIARIES

4. CURRENT AND LONG-TERM DEBT

under the Credit Agreement. At December 31, 2000, the Company had a letter of credit outstanding in the amount of $8.5 million to secure a swap exposure (Note
5).

Effective January 31, 2001, the Credit Agreement was amended to extend the maturity date to April 22, 2003, increase the capital spending limitation and modify the interest rate. Borrowings under the amended Credit Agreement bear interest as follows: when the borrowings are less than $30 million or borrowings are less than 67% of the borrowing base as defined in the agreement, bank prime plus 2%; when the borrowings are $30 million or greater and borrowings exceed 67% of the borrowing base as defined in the agreement, bank prime plus 3.5%; and on amounts securing letters of credit issued on our behalf, 3%.

On July 8, 1998, the Company completed a private placement of $125,000,000 principal amount of 12.5% senior notes (the Notes) due July 1, 2008. Interest on the Notes is payable semiannually on January 1 and July 1 of each year, commencing January 1, 1999, at the rate of 12.5% per annum. The Notes are senior unsecured obligations of the Company and rank pari passu with any existing and future unsubordinated indebtedness of the Company. The Notes rank senior to all unsecured subordinated indebtedness of the Company. The Notes contain customary covenants that limit the Company's ability to incur additional debt, pay dividends and sell assets of the Company. Substantially all of the proceeds from the issuance of the Notes were used to retire indebtedness incurred in connection with the acquisition of the Morgan Properties. In connection with the Recapitalization, the Company retired $75,000,000 face amount of the Notes, recognizing an extraordinary gain of $21,144,000 (Note 2).

The Company's payment obligations under the Notes are jointly, severally and unconditionally guaranteed by the Company's subsidiaries. The Company has no significant assets and no operations other than those conducted by its subsidiaries. No restrictions exist on the ability of the subsidiaries to make loans or pay dividends to the Company.

Beginning in July 1995, the Company initiated private debt offerings whereby it could issue up to a maximum of 5,000,000 Deutschmark (DEM) denominated 12% notes due on July 15, 2000, of which DEM 1,600,000 were outstanding at December 31, 1999. During 2000, the Company retired all remaining outstanding notes for approximately $791,000.

During the years ended December 31, 2000, 1999 and 1998, the Company made cash payments of interest totaling approximately $15,800,000, $16,402,000 and $3,953,000, respectively.

5. DERIVATIVES AND HEDGING ACTIVITIES

The Company uses swaps, floors and collars to hedge oil and natural gas prices. Swaps are settled monthly based on differences between the prices specified in the instruments and the settlement prices of futures contracts quoted on the New York Mercantile Exchange (NYMEX). Generally, when the applicable settlement price is less than the price specified in the contract, the Company receives a settlement from the counterparty based on the difference multiplied by the volume hedged. Similarly, when the applicable settlement price exceeds the price specified in the contract, the Company pays the counterparty based on the difference. The Company generally receives a settlement from the counterparty for floors when the applicable settlement price is less than the price specified in the contract, which is based on the difference multiplied by the volumes hedged. For collars, generally the Company receives a settlement from the counterparty when the settlement price is below the floor and pays a settlement to the counterparty when the settlement price exceeds the cap. No settlement occurs when the settlement price falls between the floor and cap.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

5. DERIVATIVES AND HEDGING ACTIVITIES (CONTINUED)

The Company had a collar with an affiliate of Enron Corp. (Enron), a stockholder of the Company, to hedge 50,000 MMBtu of natural gas production and 10,000 barrels of oil production monthly. The agreements, effective September 1, 1997, and terminating August 31, 1998, called for a natural gas and oil ceiling and floor price of $2.66 and $1.90 per MMBtu and $20.40 and $18.00 per barrel, respectively. During the year ended December 31, 1998, the Company recognized net hedging gains of approximately $233,000 relating to these agreements, which are included in oil and gas sales.

The table below sets out volumes of natural gas hedged with a floor price of $1.90 per MMBtu with Enron, which received a fee of $478,000 during the year ended December 31, 1998 for entering into this agreement. The volumes presented in this table are divided equally over the months during the period.

                                                            VOLUME
PERIOD BEGINNING               PERIOD ENDING                (MMBtu)
----------------             -----------------             ---------
May 1, 1998                  December 31, 1998               885,000
January 1, 1999              December 31, 1999             1,080,000
January 1, 2000              December 31, 2000               880,000
January 1, 2001              December 31, 2001               740,000
January 1, 2002              December 31, 2002               640,000
January 1, 2003              December 31, 2003               560,000


The table below sets out volumes of natural gas hedged with a swap at $2.40 per MMBtu with Enron. The volumes presented in this table are divided equally over the months during the period.


                                                            VOLUME
PERIOD BEGINNING               PERIOD ENDING                (MMBtu)
----------------             -----------------             ---------
May 1, 1998                  December 31, 1998             2,210,000
January 1, 1999              December 31, 1999             2,710,000
January 1, 2000              December 31, 2000             2,200,000
January 1, 2001              December 31, 2001             1,850,000
January 1, 2002              December 31, 2002             1,600,000
January 1, 2003              December 31, 2003             1,400,000


Effective November 1, 1999, the Company unwound the ceiling price limitation of this collar at a cost of $3.3 million. The table below sets out volumes of natural gas that remains under contract at a floor price of $2.00 per MMBtu. The volumes presented in this table are divided equally over the months during the period.


                                                            VOLUME
PERIOD BEGINNING               PERIOD ENDING                (MMBtu)
----------------             -----------------             ---------
November 1, 1999             December 31, 1999               722,000
January 1, 2000              December 31, 2000             3,520,000
January 1, 2001              December 31, 2001             2,970,000
January 1, 2002              December 31, 2002             2,550,000
January 1, 2003              December 31, 2003             2,250,000

                       DEVX ENERGY, INC. AND SUBSIDIARIES

5. DERIVATIVES AND HEDGING ACTIVITIES (CONTINUED)

During the years ended December 31, 2000, 1999 and 1998, the Company recognized hedging gains (losses) of approximately $(3,324,000), $644,000 and $803,000, respectively, relating to cash settlements under these agreements, which are included in net profits and royalty interests revenues.

During the year ended December 31, 1998, the Company entered into a swap agreement with Enron to hedge 12,000 barrels of oil production monthly at $17.00 per barrel, for the months of October, November and December 1998. The Company recognized hedging gains of approximately $147,000 relating to this agreement, which are included in net profits and royalty interests revenues.

During the year ended December 31, 1999, the Company entered into a swap agreement with Enron to hedge 10,000 barrels of oil production monthly at $13.50 per barrel for the six months March through August 1999, and for 5,000 barrels of oil production monthly at $14.35 per barrel, and for 5,000 barrels of oil production monthly at $14.82 per barrel for the six months April through September 1999. During the year ended December 31, 1999, the Company recognized hedging losses of approximately $589,000 relating to this agreement, which are included in net profits and royalty interests revenues.

The table below sets out volumes of oil hedged with a collar with Enron involving floor and ceiling prices as set out in the table below. The volumes presented in this table are divided equally over the months during the period.

                                          VOLUME       FLOOR        CEILING
PERIOD BEGINNING        PERIOD ENDING     (MMBtu)       PRICE        PRICE
----------------     -----------------    ------       ------      ---------
December 1, 1999     March 31, 2000       40,000       $22.90       $25.77
April 1, 2000        June 30, 2000        15,000       $23.00       $28.16
July 1, 2000         December 31, 2000    30,000       $22.00       $28.63

During the years ended December 31, 2000 and 1999, the Company recognized hedging losses of approximately $3,000 and $203,000, respectively, relating to this contract.

During the year ended December 31, 2000, the Company entered into a series of collars to hedge a portion of future natural gas production involving floor and ceiling prices as set out below. The volumes presented in this table are divided equally over the months during the period.

                                          VOLUME       FLOOR        CEILING
PERIOD BEGINNING        PERIOD ENDING     (MMBtu)       PRICE        PRICE
----------------     -----------------    ------       ------      ---------
January 1, 2001      March 31, 2001      1,125,000      $5.44         $8.29
April 1, 2001        June 30, 2001         675,000      $4.07         $6.42
July 1, 2001         December 31, 2001   1,350,000      $4.07         $6.51

The aggregate fair value of the Company's derivative contracts at December 31, 2000 represented a net liability of $13,540,000.

The Company entered into a forward LIBOR interest rate swap effective for the period June 30, 1998 through June 29, 2009 at a rate of 6.3% on $125 million, which could be unwound at any time at the option of the Company. On July 9, 1998, as a result of the retirement of the Bridge Facilities and borrowings under the Credit Agreement, the

                       DEVX ENERGY, INC. AND SUBSIDIARIES

5. DERIVATIVES AND HEDGING ACTIVITIES (CONTINUED)

Company terminated the agreement at a cost of $3,549,000. The cost of termination has been reflected as an extraordinary loss in the accompanying consolidated statement of operations for the year ended December 31, 1998.

6. STOCKHOLDERS' EQUITY

GENERAL

The Company's Certificate of Incorporation authorizes the issuance of: (a) 50,000,000 shares of preferred stock of the Company, par value $.01 per share (the Preferred Stock), of which 9,600,000 shares have been designated as Series A Preferred Stock, 9,600,000 shares have been designated as Series B Preferred Stock and 10,400 shares have been designated as Series C Preferred Stock and (b) 100,000,000 shares of Common Stock, par value $0.234.

Any authorized but unissued or unreserved Common Stock and undesignated Preferred Stock is available for issuance at any time, on such terms and for such purposes as the Board of Directors may deem advisable in the future without further action by stockholders of the Company, except as may be required by law or the Series A or Series C Certificate of Designation. The Board of Directors of the Company has the authority to fix the rights, powers, designations and preferences of the undesignated Preferred Stock and to provide for one or more series of undesignated Preferred Stock. The authority will include, but will not be limited to: determination of the number of shares to be included in the series; dividend rates and rights; voting rights, if any; conversion privileges and terms; redemption conditions; redemption values; sinking funds; and rights upon involuntary or voluntary liquidation.

In connection with the Recapitalization, the Company implemented a 156-to-1 reverse split of its common stock which reduced the total number of shares of common stock outstanding from 80,688,538 pre-split shares (par value $0.0015) to 517,234 post-split shares (par value $0.234).

In connection with the Recapitalization, the holders of the Series A Preferred Stock and the Series C Preferred Stock and common stock repricing rights exchanged all their remaining shares of the Series A Preferred Stock, Series C Preferred Stock and common stock repricing rights, together with all their respective warrants and non-dilution rights for an aggregate of 732,500 shares of post reverse-split common stock.

As of December 31, 2000, there were no shares of Preferred Stock, no common stock repricing rights, no stock purchase warrants and 12,748,612 shares of common stock outstanding.

SERIES A PREFERRED STOCK

In March 1997, the Company entered into a Securities Purchase Agreement with Joint Energy Development Limited Partnership II, an affiliate of Enron (respectively the "JEDI Purchase Agreement and "JEDI") under which JEDI acquired 9,600,000 shares of Series A Preferred Stock, certain warrants to purchase common stock and nondilution rights in regards to future stock issuances by the Company. The aggregate consideration received by the Company consisted of $5,000,000.

In connection with the Recapitalization, JEDI accepted 212,500 shares of post reverse-split common stock in exchange for all 9,600,000 shares of Series A Preferred Stock and stock warrants that it then held, and the surrender of all its remaining nondilution and other rights under the JEDI Purchase Agreement. As a result of that transaction, the JEDI Purchase Agreement was terminated. As of December 31, 2000, there were no shares of Series A Preferred Stock outstanding.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

6. STOCKHOLDERS' EQUITY (CONTINUED)

SERIES B PREFERRED STOCK

No shares of Series B Preferred Stock have been issued.

SERIES C PREFERRED STOCK

In December 1997, the Company sold 10,000 shares of Series C Preferred Stock to various investors in a private placement for gross proceeds of $10,000,000. The investors also received warrants to purchase 2,180 shares of common stock in the transaction. The Company issued an additional 400 shares of Series C Preferred Stock in consideration of placement agent fees incurred with respect to the transaction.

During the year ended December 31, 1998, the Company repurchased for cash a total of 2,152 shares of Series C Preferred Stock. In addition, an aggregate of 2,290 shares of Series C Preferred Stock was converted into 2,534 shares of common stock and 111 shares of common stock were issued in payment of dividends that had accrued in respect of the 2,290 shares of Series C Preferred Stock that were converted during the year.

During the year ended December 31, 1999, an aggregate of 1,710 shares of Series C Preferred Stock was converted into 12,642 shares of common stock. In addition, 957 shares of common stock were issued in payment of dividends that had accrued in respect of the 1,710 shares of Series C Preferred Stock that were converted during the year.

During the year ended December 31, 2000, an aggregate of 2,075 shares of Series C Preferred Stock was converted into 46,019 shares of common stock. In addition, 5,293 shares of common stock were issued in payment of dividends that had accrued in respect of the 2,075 shares of Series C Preferred Stock that were converted during the year.

In connection with the Recapitalization, the Company issued 120,000 shares of common stock in exchange for the 2,173 shares of Series C Preferred Stock that remained outstanding at the time plus the warrants. As of December 31, 2000, there were no shares of Series C Preferred Stock or related stock purchase warrants outstanding.

COMMON STOCK

During 1998, the Company completed the private placement of an aggregate of 34,013 shares of the Company's Common Stock for aggregate net proceeds of approximately $26,980,000 (the Equity Offerings). In connection with the sale of 24,841 shares in the Equity Offerings, the Company granted certain common stock reset rights (the Repricing Rights) for each share sold. Each Repricing Right granted the holder the right to receive, in certain circumstances, additional shares of common stock for no consideration. Additionally, warrants to purchase an aggregate of 8,278 shares of the Company's common stock were granted to purchasers of common stock.

During 1998, 15,860 shares of common stock were issued upon the exercise of certain stock purchase warrants. The Company received aggregate net proceeds of $7,000,000 from these exercises.

During 1998, the Company issued a total of 4,984 shares of common stock pursuant to the exercise of 6,939 Repricing Rights. During 1999, the Company issued a total of 19,245 shares of common stock pursuant to the exercise of 1,294 Repricing Rights. In 2000, the Company issued a total of 228,962 shares of common stock pursuant to the exercise of 6,199 Repricing Rights.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

6. STOCKHOLDERS' EQUITY (CONTINUED)

In connection with the Recapitalization, the holders of all remaining Repricing Rights exchanged all their remaining Repricing Rights, together with all outstanding warrants that had been issued as part of the Equity Offerings, for an aggregate of 400,000 shares of common stock.

As of December 31, 2000, there were no Repricing Rights or stock purchase warrants outstanding.

STOCK OPTIONS

                                                            YEAR ENDED DECEMBER 31
                                     ---------------------------------------------------------------------
                                             2000                      1999                       1998
                                     ---------------------     -------------------     -------------------
                                                 WEIGHTED                WEIGHTED                WEIGHTED
                                                 AVERAGE                 AVERAGE                 AVERAGE
                                                 EXERCISE                EXERCISE                EXERCISE
                                      OPTIONS      PRICE       OPTIONS     PRICE       OPTIONS     PRICE
                                     --------    ---------     -------   ---------     -------   ---------
   Outstanding at January 1             4,894    $1,071.04       4,894   $1,071.04       1,173   $  819.00
   Granted                            732,500         7.01          --          --       3,721    1,150.50
   Exercised                               --           --          --          --          --          --
   Canceled                            (4,894)    1,071.04          --          --          --          --
                                     --------                    -----                   ----
   Outstanding at December 31         732,500    $    7.01       4,894   $1,071.04       4,894   $1,071.04
                                     ========                    =====                   =====
   Exercisable options outstanding
      at December 31                       --    $      --         640   $  998.65         293   $  819.00
                                     ========                    =====                   =====

The weighted average grant date fair values of stock options granted during 2000 and 1998 were $2.10 and $971.88, respectively. The grant date fair values were estimated at the date of grant using the Black-Scholes option pricing model. As of December 31, 2000, the weighted average remaining contractual life of outstanding stock options was 9.8 years.

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires the disclosure of pro forma net income and earnings per share information computed as if the Company had accounted for its employee stock options under the fair value method set forth in SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions, respectively: a risk-free interest rate of 5.75% and 6.00% during 2000 and 1998, respectively; a dividend yield of 0%; and a volatility factor of
0.256 and 0.792 during 2000 and 1998, respectively. In addition, the fair value of these options was estimated based on an expected weighted average life of 4 years and 10 years during 2000 and 1998, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

6. STOCKHOLDERS' EQUITY (CONTINUED)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                            YEAR ENDED DECEMBER 31
                                  --------------------------------------------
                                     2000             1999            1998
                                  -----------    -------------   -------------
Pro forma net income/(loss)       $22,797,000    $(12,573,000)   $(74,674,000)
Basic income/(loss) per share     $      9.64    $     (58.41)   $   (435.81)
Diluted income/(loss) per share   $      7.50    $     (58.41)   $   (435.81)


7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The estimated fair value of the Company's long-term obligations is estimated based on the current rates offered to the Company for similar maturities. At December 31, 2000, 1999 and 1998, the carrying value of long-term obligations exceeded their fair values by approximately $14,500,000, $62,500,000 and $22,500,000, respectively. The estimated fair value of the Company's derivative contracts at December 31, 2000 represented a net liability of approximately $13,540,000.

8. RELATED PARTY TRANSACTIONS

The Company has entered into various hedging arrangements with affiliates of Enron (Note 4).

The Company had entered into a revolving credit facility with ECT, an affiliate of Enron. During the year ended December 31, 1998, commitment fees of approximately $200,000 and interest totaling approximately $9,000 were paid to ECT in connection with this facility. This agreement was terminated in October 1999.

Enron, through its affiliates, participated in indebtedness incurred in connection with the acquisition of the Morgan Properties. During the year ended December 31, 1999, Enron received interest payments of approximately $286,000 from the Company relating to such participation.

The Company paid Enron approximately $75,000 and $100,000 during the years ended December 31, 2000 and 1999, respectively, under the terms of an agreement which allows the Company to consult, among other things, with Enron's engineering staff.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

9. INCOME TAXES

The provision (benefit) for income taxes attributable to continuing operations is as follows:

                        YEAR ENDED DECEMBER 31
           ----------------------------------------
               2000           1999           1998
           -----------    -----------   -----------
Current    $   782,000    $        --   $        --

Deferred    (1,424,000)            --            --
           -----------    -----------   -----------
           $  (642,000)   $        --   $        --
           ===========    ===========   ===========

The provision for income taxes differs from amounts computed at the statutory federal income tax rate for the year ended December 31, 2000 as follows:

Statutory income tax provision                    $   716,000
State income taxes, net of federal benefit             63,000
Change in valuation allowance                      (1,221,000)
Utilization of net operating loss carryforwards      (203,000)
Other, net                                              3,000
                                                  -----------
                                                  $  (642,000)
                                                  ===========

The Company's effective tax rate differs from the U.S. statutory rate for each of the years ended December 31, 1999 and 1998 due to losses for which no deferred tax benefit was recognized. The tax effects of the primary temporary differences giving rise to the deferred federal income tax assets and liabilities at December 31, 2000 and 1999, follow:

                                                                   2000            1999
                                                               ------------    ------------
Deferred income tax assets (liabilities):
   Unrealized derivative losses                                $  5,097,000    $         --
   Net operating loss carryforwards                               8,116,000      21,576,000
   Oil and gas properties, principally due to differences in
     depreciation and amortization                                  212,000       3,438,000
   Other                                                             (3,000)        (76,000)
                                                               ------------    ------------
                                                                 13,422,000      24,938,000
Less valuation allowance                                        (12,201,000)    (24,938,000)
                                                               ------------    ------------
Net deferred income tax asset                                  $  1,221,000    $         --
                                                               ============    ============

The net changes in the total valuation allowance for the years ended December 31, 2000 and 1999 were a decrease and an increase of $12,737,000 and $3,000,000, respectively. The Company's net operating loss carryforwards (NOLs) begin expiring in 2018. The Company is limited to an annual utilization of its NOLs of approximately $1,100,000 as a result of the Recapitalization. To the extent that the Company utilizes in the future NOLs existing as of the date of the Recapitalization but which were not recognized as deferred tax assets prior to the Recapitalization, the benefit of the NOLs will be credited to additional paid-in capital. During 2000, the Company utilized NOLs approximating $68,000 (tax effected), which was credited to additional paid-in capital.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

9. INCOME TAXES (CONTINUED)

During 2000, NOLs of approximately $21,144,000 were used to offset taxable income associated with the extraordinary gain recognized upon the retirement of $75,000,000 of Notes (Note 4).

10. COMMITMENTS AND CONTINGENCIES

The Company is involved in certain disputes and other matters arising in the normal course of business. Although the ultimate resolution of these matters cannot be reasonably estimated at this time, management does not believe that they will have a material adverse effect on the financial condition or results of operations of the Company.

11. OIL AND GAS PRODUCING ACTIVITIES

The following tables set forth supplementary disclosures for oil and gas producing activities in accordance with Statement of Financial Accounting Standards No. 69.

RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES

The following sets forth certain information with respect to results of operations from oil and gas producing activities for the years ended December 31, 2000, 1999 and 1998:

                                                 2000            1999            1998
                                             ------------    ------------    ------------
Oil and gas sales                            $  4,484,000    $  3,625,000    $  5,852,000
Net profits and royalty interests revenues     31,507,000      21,955,000      15,947,000
Production expenses                            (1,727,000)     (1,622,000)     (4,326,000)
Depreciation and amortization                  (8,560,000)     (9,281,000)    (10,749,000)
Write-down of oil and gas properties                   --              --     (63,199,000)
                                             ------------    ------------    ------------
Results of operations (excludes corporate
   overhead and interest expense)            $ 25,704,000    $ 14,677,000    $(56,475,000)
                                             ============    ============    ============

Depreciation and amortization of oil and gas properties was $0.78, $0.70, and $0.85 per Mcfe produced for the years ended December 31, 2000, 1999 and 1998, respectively.

The following table summarizes capitalized costs relating to oil and gas producing activities and related amounts of accumulated depreciation and amortization at December 31, 2000 and 1999:

                                                 2000             1999
                                            -------------    -------------
Oil and gas properties - proved             $ 191,204,000    $ 181,549,000
Accumulated depreciation and amortization     (94,214,000)     (85,771,000)
                                            -------------    -------------
Net capitalized costs                       $  96,990,000    $  95,778,000
                                            =============    =============

                       DEVX ENERGY, INC. AND SUBSIDIARIES

11. OIL AND GAS PRODUCING ACTIVITIES (CONTINUED)

COSTS INCURRED

The following sets forth certain information with respect to costs incurred, whether expensed or capitalized, in oil and gas activities for the years ended December 31, 2000, 1999 and 1998:

                                 2000            1999           1998
                             ------------   -------------   ------------
Property acquisition costs   $         --   $          --   $141,262,000
                             ============   =============   ============

Development costs            $ 13,043,000   $   7,494,000   $ 12,699,000
                             ============   =============   ============

12. SUPPLEMENTARY OIL AND GAS DATA (UNAUDITED)

RESERVE QUANTITY INFORMATION

The following table presents the Company's estimate of its proved oil and gas reserves, all of which are located in the United States. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates at December 31, 1999 and 2000 have been prepared by independent petroleum reservoir engineers. The estimates at December 31, 1997 and 1998 have been prepared by the Company's petroleum engineers.

                                                   OIL (Bbls)      GAS (Mcf)
                                                 ------------    ------------
Proved reserves:
   Balance at December 31, 1997                     7,115,000      20,979,000
   Purchases of minerals in place                   3,579,000     160,913,000
   Revisions of previous estimates and other       (3,334,000)         44,000
   Production                                         481,000       9,931,000
                                                 ------------    ------------
   Balance at December 31, 1998                     6,879,000     172,005,000
   Sales of minerals in place                      (2,735,000)    (18,243,000)
   Revisions of previous estimates and other          648,000      (2,323,000)
   Production                                         339,000      11,441,000
                                                 ------------    ------------
   Balance at December 31, 1999                     4,453,000     139,998,000
   Sales of minerals in place                          (1,000)     (7,035,000)
   Revisions of previous estimates and other       (2,875,000)      6,610,000
   Production                                         216,000       9,797,000
                                                 ------------    ------------
   Balance at December 31, 2000                     1,361,000     129,776,000
                                                 ============    ============

Proved developed reserves:
   Balance at December 31, 1997                     2,352,000      12,566,000
                                                 ============    ============
   Balance at December 31, 1998                     4,317,000     120,373,000
                                                 ============    ============
   Balance at December 31, 1999                     1,937,000      86,044,000
                                                 ============    ============
   Balance at December 31, 2000                     1,253,000      84,669,000
                                                 ============    ============

                       DEVX ENERGY, INC. AND SUBSIDIARIES

12. SUPPLEMENTARY OIL AND GAS DATA (UNAUDITED) (CONTINUED)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

The Standardized Measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the Company's oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties and consideration of expected future economic and operating conditions.

Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and development costs based on period-end costs to determine pretax cash inflows. Future income taxes are computed by applying the statutory tax rate to the excess of pretax cash inflows over the Company's tax basis in the associated properties. Tax credits, net operating loss carryforwards and permanent differences are also considered in the future tax calculation. Future net cash inflows after income taxes are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

The Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves as of December 31, 2000 and 1999, is as follows:

                                                                2000               1999
                                                           ---------------    ---------------
Future cash inflows                                        $ 1,451,177,000    $   435,370,000
Future costs and expenses:
   Production expenses                                        (223,812,000)      (133,463,000)
   Development costs                                           (21,441,000)       (24,984,000)
Future income taxes                                           (370,200,000)       (30,500,000)
                                                           ---------------    ---------------
Future net cash flows                                          835,724,000        246,423,000
10% annual discount for estimated timing of cash flows        (465,502,000)      (129,744,000)
                                                           ---------------    ---------------
Standardized Measure of discounted future net cash flows   $   370,222,000    $   116,679,000
                                                           ===============    ===============

                       DEVX ENERGY, INC. AND SUBSIDIARIES

12. SUPPLEMENTARY OIL AND GAS DATA (UNAUDITED) (CONTINUED)

Changes in the Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                              2000             1999             1998
                                        -------------    -------------    -------------
Beginning balance                       $ 116,679,000    $ 108,287,000    $  28,111,000
Purchases of minerals in place                     --               --      135,418,000
Sales of minerals in place                (12,953,000)     (16,035,000)              --
Developed during the period                13,043,000        7,494,000       12,699,000
Net change in prices and costs            501,474,000       62,102,000      (70,744,000)
Revisions of previous estimates           (74,940,000)     (21,368,000)       6,665,000
Accretion of discount                      11,668,000       10,829,000        2,811,000
Net change in income taxes               (150,485,000)     (10,672,000)      10,800,000
Sales of oil and gas produced, net of
   production expenses                    (34,264,000)     (23,958,000)     (17,473,000)
                                        =============    =============    =============
Balance at December 31                  $ 370,222,000    $ 116,679,000    $ 108,287,000
                                        =============    =============    =============

The weighted average prices of oil and gas used in calculating the Standardized Measure at December 31, 2000, 1999 and 1998 were as follows:

                          2000       1999       1998
                        --------   --------   --------
Natural gas (Per MCF)   $  10.92   $   2.35   $   1.84
Oil (per Bbl)           $  25.88   $  23.91   $  10.79


The future cash flows shown above for 2000 include amounts attributable to proved undeveloped reserves requiring approximately $20,648,000 of future development costs. If these reserves are not developed, the future net cash flows shown above would be significantly reduced.

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

                       DEVX ENERGY, INC. AND SUBSIDIARIES

13. QUARTERLY FINANCIAL RESULTS (UNAUDITED)

                                                                    2000
                                        ------------------------------------------------------------
                                          MARCH 31        JUNE 30       SEPTEMBER 30    DECEMBER 31
                                        ------------    ------------    ------------    ------------
Total revenues                          $  6,673,000    $  8,231,000    $ 10,276,000    $ 10,901,000
Operating income                        $  6,101,000    $  7,709,000    $  9,812,000    $ 10,732,000
Income (loss) before extraordinary
   item and  cumulative effect of
   accounting change                    $ (1,618,000)   $    190,000    $  1,377,000    $  2,704,000
Extraordinary gain                      $         --    $         --    $ 21,144,000
Cumulative effect of accounting
     change, net of tax                 $         --    $         --    $    413,000    $         --
Net income (loss)                       $ (1,618,000)   $    190,000    $  1,790,000    $ 23,848,000

Income (loss) before extraordinary
   item and cumulative effect of
   accounting change per common share
                                        $      (5.59)   $       0.15    $       0.83    $       0.30

Net income (loss) per common share      $      (5.59)   $       0.15    $       1.08    $       2.69


                                                                    1999
                                        ------------------------------------------------------------
                                          MARCH 31        JUNE 30       SEPTEMBER 30    DECEMBER 31
                                        ------------    ------------    ------------    ------------
Total revenues                          $  6,734,000    $  6,986,000    $  5,543,000    $  6,653,000
Operating income                        $  6,015,000    $  6,363,000    $  5,385,000    $  6,533,000
Loss before extraordinary item          $ (1,977,000)   $ (2,183,000)   $ (2,242,000)   $ (4,258,000)
Extraordinary loss                      $         --    $         --    $         --    $ (1,130,000)
Net loss                                $ (1,977,000)   $ (2,183,000)   $ (2,242,000)   $ (5,388,000)

Loss before extraordinary item per
   common share                         $      (0.06)   $      (0.07)   $      (0.07)   $      (0.12)
Net loss per common share               $      (0.06)   $      (0.07)   $      (0.07)   $      (0.15)